Exhibit 99.1

SERENA SOFTWARE INC.

Consolidated Balance Sheets

(In thousands, except share data)

	January 31,
	2014	2013
	(Unaudited)	(Audited)
ASSETS
Current assets:
Cash and cash equivalents	$136,158	$97,315
Accounts receivable, net of allowance of $1,075 and $1,094 at January 31, 2014 and 2013, respectively	16,241	16,113
Deferred tax assets, net	6,784	5,730
Prepaid expenses and other current assets	6,513	9,405

Total current assets	165,696	128,563
Property and equipment, net	2,555	4,314
Intangible assets, net	7,398	45,661
Goodwill	462,400	462,400
Deferred tax assets, net	5,644	—
Other long-term assets	2,713	5,089

TOTAL ASSETS	$646,406	$646,027

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,441	$2,330
Accrued expenses	20,059	17,507
Accrued interest payable	4,303	4,614
Deferred revenue	68,296	67,056

Total current liabilities	94,099	91,507
Long-term debt	410,042	410,042
Long-term deferred revenue	13,289	9,026
Deferred tax liabilities, net	—	9,326
Other long-term liabilities	6,848	4,563

Total liabilities	524,278	524,464

Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.01 par value; 10,000,000 shares authorized; none issued and outstanding	—	—
Series A Preferred stock, $0.01 par value; 1 share authorized, issued and outstanding at January 31, 2014 and 2013, respectively	—	—
Common stock, $0.01 par value; 200,000,000 shares authorized; 99,197,808 and 99,084,473 shares issued and outstanding at January 31, 2014 and 2013, respectively	992	991
Additional paid-in capital	521,343	516,986
Accumulated other comprehensive loss	(2,356)	(1,809)
Accumulated deficit	(397,851)	(394,605)

Total stockholders’ equity	122,128	121,563

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$646,406	$646,027

SERENA SOFTWARE INC.

Consolidated Statements of Comprehensive Income (Loss)

(In thousands)

	January 31,
	2014	2013	2012
	(Unaudited)	(Audited)	(Audited)
Revenue:
Software licenses	$31,313	$43,322	$54,913
Maintenance	134,056	137,803	141,669
Professional services	17,647	22,312	22,959

Total revenue	183,016	203,437	219,541

Cost of revenue:
Software licenses	582	3,107	2,632
Maintenance	11,343	11,257	11,452
Professional services	16,703	21,589	21,643
Amortization of technology	1,838	459	3,672

Total cost of revenue	30,466	36,412	39,399

Gross profit	152,550	167,025	180,142

Operating expenses:
Sales and marketing	41,940	55,386	61,247
Research and development	24,792	27,043	26,925
General and administrative	16,451	14,814	14,033
Amortization of intangible assets	36,583	36,413	36,796
Restructuring, acquisition and other charges	14,410	4,570	2,974

Total operating expenses	134,176	138,226	141,975

Operating income	18,374	28,799	38,167

Other income (expense):
Interest income	140	196	168
Interest expense	(26,400)	(28,895)	(26,986)
Loss on early extinguishment of debt	—	(1,021)	—
Amend and extend transaction fees	—	(577)	(1,487)

Total other expense, net	(26,260)	(30,297)	(28,305)

Income (loss) before income taxes	(7,886)	(1,498)	9,862
Income tax (benefit) provision	(4,640)	(3,981)	918

Net income (loss)	(3,246)	2,483	8,944
Foreign currency translation adjustments	(547)	(236)	(673)

Comprehensive income (loss)	$(3,793)	$2,247	$8,271

SERENA SOFTWARE, INC.

Consolidated Statements of Cash Flows

(in thousands)

	January 31,
	2014	2013	2012
	(Unaudited)	(Audited)	(Audited)
Cash flows from operating activities:
Net income (loss)	$(3,246)	$2,483	$8,944
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	40,063	39,437	43,273
Stock-based compensation	4,402	1,613	1,395
Deferred income taxes	(16,024)	(12,223)	(16,123)
Loss on early extinguishment of debt	—	1,021	—
Amortization and write-off of debt issuance costs	1,688	2,221	1,361
Amend and extend transaction fees	—	577	1,487
Loss on disposal of equipment	669	—	—
Other non-cash	—	217	—
Changes in operating assets and liabilities:
Accounts receivable	(128)	7,634	(844)
Prepaid expenses and other assets	1,951	(1,683)	(2,215)
Accounts payable	(889)	770	(825)
Income taxes (receivable) payable	1,492	(1,761)	(943)
Accrued expenses and other liabilities	6,347	(2,531)	(3,010)
Acrrued interest payable	(311)	(2,405)	634
Deferred revenue	5,503	(2,222)	(889)

Net cash provided by operating activities	41,517	33,148	32,245

Cash flows from investing activities:
Purchases of property and equipment	(552)	(2,036)	(3,489)
Purchases of intangible assets	(1,531)	(4,345)	(313)

Net cash used in investing activities	(2,083)	(6,381)	(3,802)

Cash flows from financing activities:
Exercise of stock options under employee stock option plan	16	48	3
Repurchase of common stock for taxes due from option exercises and restricted stock unit releases	(144)	(157)	(2)
Excess tax benefit from stock-based compensation	84	(1,247)	—
Proceeds from borrowings	—	84,400	—
Payments on debt	—	(118,142)	(42,500)
Debt issuance costs paid	—	(3,806)	(1,957)

Net cash used in financing activities	(44)	(38,904)	(44,456)

Effect of exchange rate changes on cash	(547)	(236)	(673)

Net increase (decrease) in cash and cash equivalents	38,843	(12,373)	(16,686)
Cash and cash equivalents at beginning of period	97,315	109,688	126,374

Cash and cash equivalents at end of period	$136,158	$97,315	$109,688

Supplemental disclosures of cash flow information:
Income taxes paid, net of refunds	$9,271	$11,677	$18,303

Interest expense paid	$24,986	$29,079	$24,991